As filed with the Securities and Exchange Commission on April 26, 2023
Registration No. 333-269752

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 to FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAVITAS SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	85-2560226
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3520 Challenger Street Torrance, California 90503-1640 (844) 654-2642
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul D. Delva Sr. V.P., General Counsel and Secretary Navitas Semiconductor Corporation 3520 Challenger Street Torrance, California 90503-1640 (844) 654-2642
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or classes of additional securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This pre-effective amendment no. 2 to the registration statement on Form S-3 of Navitas Semiconductor Corporation (File No. 333-269752), initially filed on February 14, 2023 and amended by pre-effective amendment no. 1 filed on April 14, 2023 (the “Registration Statement”), is being filed as an exhibit-only filing solely for the purpose of including the consent of CohnReznick LLP, filed herewith as Exhibit 23.3 (the “Consent”). Accordingly, this amendment consists only of the facing page, this explanatory note, updated Item 16 of Part II, the signature page and the Consent. Part I, and the balance of Part II of the Registration Statement, are unchanged and have been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.

Exhibit	Description
1.1**	Form of Underwriting Agreement for the securities offered hereby
2.1
Business Combination Agreement and Plan of Reorganization, dated as of May 6, 2021, among Live Oak Acquisition Corp. II, Live Oak Merger Sub Inc. and Navitas Semiconductor Limited, including as domesticated in the State of Delaware as Navitas Semiconductor Ireland, LLC (incorporated by reference to Exhibit 2.1 to the Form S-4 (SEC File No. 333-256880) filed by Live Oak Acquisition Corp. II with the SEC on June 8, 2021)

4.1
Second Amended and Restated Certificate of Incorporation of Navitas Semiconductor Corporation (“Navitas”) (incorporated by reference to Exhibit 3.1 of the current report on Form 8-K, filed by Navitas with the SEC on October 25, 2021)

4.2	Amended and Restated Bylaws of Navitas Semiconductor Corporation (incorporated by reference to Exhibit 3.2 of the current report on Form 8-K, filed by Navitas with the SEC on October 25, 2021)
4.3*	Form of Indenture
4.4**	Form of Debt Security
4.5**	Form of Warrant Agreement
4.6**	Form of Warrant Certificate
4.7**	Form of Rights Agreement
4.8**	Form of Rights Certificate
4.9**	Form of Unit Agreement
5.1*	Opinion of Counsel
23.1*	Consent of Counsel (contained within Exhibit 5.1)
23.2*	Consent of Deloitte & Touche LLP
23.3+	Consent of CohnReznick LLP
24.1*	Power of Attorney
25.1†	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee, as Trustee under the Indenture
107*	Filing Fee Table
___________
+    Filed herewith.
*    Previously filed.
**    To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the registered securities.
†    To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Torrance, California on April 26, 2023.

NAVITAS SEMICONDUCTOR CORPORATION
By:	/s/ Gene Sheridan
Gene Sheridan
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this amendment no. 2 to the registration statement has been signed by the following persons in the capacities indicated on April 26, 2023:

Signature	Title
/s/ Gene Sheridan Gene Sheridan	President, Chief Executive Officer and Director (principal executive officer)
/s/ Ron Shelton Ron Shelton	Sr. V.P., Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)
* Daniel Kinzer	Chief Operating Officer, Chief Technology Officer and Director
* Richard J. Hendrix	Director
* Brian Long	Director
* David Moxam	Director
* Dipender Saluja	Director
* Gary K. Wunderlich, Jr.	Director
* By: /s/ Paul D. Delva, attorney-in-fact